Thrivent Financial for Lutherans
4321 N. Ballard Road, Appleton, WI 54919-0001
Thrivent.com • 800-847-4836

Application for Individual

Life Insurance

1. Proposed Insured

Name

Primary residential address

City		State		ZIP code
Email		Phone

State of birth/country if not US		Sex	Male	Female

Date of birth		Social Security number

Drivers license state	Drivers license number

Current occupation

Earned income $	Other income $	Source of other income

Net worth $		Total existing life insurance $

Are you a citizen or permanent resident of the United States of America (USA)?			Yes	No

2. Ownership

Will you be the sole owner of this new policy?	Yes	No

If yes and age 15 or under, complete Proposed Applicant Controller section. If yes and age 16 or over, skip to section 3.

If no, complete reason for third party ownership, type of owner and Third Party Owner Supplement form.

Reason for third party ownership

Type of owner	Individual(s)
Trust - The trust must be for the benefit, direct or indirect, of the member, member's family or dependent(s).
Business

Proposed Applicant Controller

Name

Date of birth		Sex	Male	Female

What is your relationship to the proposed insured?

Is the proposed insured a member of your household?	Yes	No
Is the proposed insured dependent upon you for support?	Yes	No

3. Military Service

Are you a member or have you entered into a written agreement to become Yes	No If yes, complete Military
a member of the military? This includes, but is not limited to, Reserve and	Personnel Disclosure form.
National Guard.

4. Replacement

Do you have any existing life insurance policies or annuity contracts with		Yes	No If yes is answered to either
Thrivent or any other insurance companies?				question, review
Is the contract intended to replace any part of, or all of, an existing life		Yes	No	replacement form
requirements.
insurance policy or annuity contract?

29883NY - UL	Page 1 of 4			R6-20

5. New Business Product and Benefit/Rider Information

Face amount $

Are you purchasing this insurance as a result	Yes	No Contract number
of a Term Conversion?		Amount	$

Are you purchasing this insurance to exercise a Guaranteed	Yes
Increase Option/Guaranteed Purchase Option (GIO/GPO)?
Universal/Variable Universal Life Product
Accumulation Universal Life	Protection Universal Life
No	If yes,	Regular	Alternate

Contract number

Amount of GPO $

Accumulation Variable Universal Life

Death Benefit Option	Option 1 - Level		Option 2 - Variable
Disability Waiver of Monthly Deductions		Yes	No
Guaranteed Increase Option	Yes	No	If yes, Amount $
Life Insurance Qualification Test

Cash Value Accumulation Test (CVAT)			Guideline Premium Test (GPT)

6. Premium Payment Information

Total initial premium submitted with application $
Planned Premium $

New business initial payment		Electronic Bank Withdrawal	Check
Billing type	Electronic Bank Withdrawal	Direct Bill
Frequency	Annual	Monthly (not available with direct bill)		No Bill
Complete bank information for electronic bank withdrawal
Full name of bank

Account type	Checking	Savings Routing number		Account number

Name of account owner				Withdrawal date

Address of account owner

City			State	ZIP code

Name of joint account owner

Address of joint account owner

City			State	ZIP code

For new business initial payments, I authorize Thrivent to make an immediate electronic withdrawal from the bank account listed upon receipt of this form.

I authorize Thrivent to 1) make electronic deposits, withdrawals, and corrections to my bank account that comply with U.S. law; 2) act on this authorization until I revoke it by contacting Thrivent; 3) apply this authorization to any future bank accounts I may designate; 4) make administrative changes to this authorization which I request such as date and amount changes, or adding or removing contracts for automatic payment; 5) release any and all information related to this authorization to the bank account owner or third party account owner; and 6) act upon electronic deposit, withdrawal, and administrative instructions I provide to my representative.

If this form is received less than 10 days prior to the withdrawal date you entered, your authorization shall take effect on the second occurrence of the mode you have selected. You further acknowledge that if you have selected a deduction to occur on day 29, 30, or 31, Thrivent will make the withdrawal on day 28.

Signature of bank account owner

Date signed

29883NY - UL	Page 2 of 4	R6-20

7. Designee Election - Optional

I elect to designate the below to receive notice of lapse or termination of this life insurance		Yes	No
contract for non payment of premium. I understand the notice will not be given until 30 days		If yes, provide the
after a premium is due and unpaid.
following:

Name

Address

City	State	ZIP code

8. Beneficiary Designation

List the full name, relationship to member, date of birth, Social Security number, address and phone number for each beneficiary.

Primary

First Contingent

29883NY - UL	Page 3 of 4	R6-20

9. Agreements and Signatures

I understand and agree that:

I have read (or have had read to me) and verified all statements and answers recorded in the Application. They are, to the best of my knowledge and belief, true, complete and correctly recorded.

No representative of Thrivent Financial for Lutherans except the president or secretary can make or alter any contract or waive any of Thrivent's rights or requirements.

No representative of Thrivent Financial for Lutherans has the authority to accept risk or determine insurability for Thrivent Financial for Lutherans.

The date of the Application is the latest date that the representative, proposed insured, and proposed owner, if applicable sign the Application.

The Application consists of this Application for Individual Life Insurance, all amendments and Supplemental Application forms used to apply for the contract. This includes applications for reinstatement and applications made for changes to this contract. The entire Application will become part of any contract issued.

Except as provided in the Conditional Temporary Life Insurance Agreement, which is provided if the first premium for the contract applied for is paid, no insurance will take effect unless and until:

A contract of insurance is issued and delivered;

The first full premium is paid during the lifetime of the person to be covered; and The health of all persons to be insured remains as stated in the Application.

In addition, for Variable Universal Life:

I have received and reviewed the current prospectus for this contract. I understand the provisions of the prospectus and agree to its terms.

I understand that, under the contract applied for, the amount of the accumulated value may increase or decrease daily based on the investment experience of the variable account and that the amount or duration of the death benefit may vary with the accumulated value.

With this in mind, the contract applied for is in accord with my investment objectives, anticipated insurance and financial needs.

The signature below applies to all sections and statements made on this Application for Individual Life Insurance. Signed in the state of

Signature of proposed insured (age 14 years 6 months and over) or parent or guardian (if proposed insured is under age 14 years 6 months)

Date signed

Signature of proposed applicant controller for under age 16

Date signed

Signature of owner

Date signed

Signature of owner

Date signed

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed insured(s)/owner(s).

Signature of representative

Date signed

Print name	ID number

29883NY - UL	Page 4 of 4	R6-20